Exhibit 99.1

NEWS RELEASE

For Immediate Release

Rockwood Completes Sale of CeramTec

Princeton, NJ USA (September 4, 2013) — Rockwood Holdings, Inc. (NYSE: ROC) announced today that it completed the sale of CeramTec, its advanced ceramics business to Cinven, a European private equity firm for purchase price of EUR1.49 billion, subject to customary adjustments. Rockwood has received net cash proceeds of over USD 1.75 billion, net of all transaction adjustments, fees and taxes.

“We are pleased with the expeditious timing and execution to close this transaction,” said Seifi Ghasemi, Chairman and Chief Executive Officer.” Consistent with our current focus to maintain a strong balance sheet, it would be our immediate plan to use a portion of the net proceeds to pay off our term debt,” added Mr. Ghasemi.

CeramTec

CeramTec, headquartered in Plochingen, Germany, is a leading global producer of high performance advanced ceramics materials and products. With approximately 3,000 employees and 18 facilities globally, it serves four principal end-markets: (1) medical; (2) electronics; (3) industrial; and (4) automotive. CeramTec has strong market positions in various niche markets such as medical products, cutting tools and mechanical applications.

Cinven

Cinven is a leading European private equity firm, founded in 1977, with offices in Guernsey, London, Frankfurt, Paris, Milan, Luxembourg and Hong Kong and a focus on six sectors: Business Services, Consumer, Financial Services, Healthcare, Industrials, and Technology, Media and Telecommunications (TMT).

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Rockwood Holdings, Inc. is a leading global specialty chemicals company. Rockwood has a worldwide employee base of approximately 10,200 people and annual net sales of approximately $3.5 billion in 2012. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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Contact:	Nahla A. Azmy
Vice President, Investor Relations & Communications
nazmy@rocksp.com
Phone: 609-524-1109

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This press release contains, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward looking statements. Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “predicts” and “outlook” and similar words and expressions are intended to identify forward-looking statements. Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, our future Adjusted EBITDA and free cash flows, our share repurchase plans and our strategic initiatives. Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and are not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; changes in general economic conditions in North America and Europe and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information securities and the risks, uncertainties and other factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood’s Form 10-K for the year ended December 31, 2012 and other periodic reports filed with or furnished to the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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